BEN & JERRY'S HOMEMADE, INC.
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                     (In thousands except per share amounts)





                                              Thirteen weeks ended              Twenty-six weeks ended
                                            6/28/97           6/29/96          6/28/97           6/29/96
                                          ------------      ------------     ------------      ------------
Primary:
Average shares outstanding                      7,274             7,185            7,236             7,184
Net effect of dilutive stock options -
      based on the treasury stock
      method using average
      market price                                 63                67               64                63
                                          ------------      ------------     ------------      ------------

                                                7,337             7,252            7,300             7,247
                                          ============      ============     ============      ============
Net Income                                     $1,741            $1,943             $682            $3,307
                                          ============      ============     ============      ============
Per share amount                                $0.24             $0.27            $0.09             $0.46
                                          ============      ============     ============      ============


Fully diluted:
Average shares outstanding                      7,274             7,185            7,236             7,184
Net effect of dilutive stock options -
      based on the treasury stock
      method using quarter-end
      market price which is greater
      than average market price                    84                75               86                74
                                          ------------      ------------     ------------      ------------

                                                7,358             7,260            7,322             7,258
                                          ============      ============     ============      ============
Net Income                                     $1,741            $1,943             $682            $3,307
                                          ============      ============     ============      ============
Per share amount                                $0.24             $0.27            $0.09             $0.46
                                          ============      ============     ============      ============
